Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-102882, 333-104768, 333-70450, 333-70452, 333-123558, 333-150142, 333-166981 and 333-205935 on Form S-8 of our reports dated February 23, 2017 relating to the consolidated financial statements of IDEX Corporation and subsidiaries (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
February 23, 2017